EXHIBITS 4.31


                             COLLATERAL ASSIGNMENT
                           (Partnership Agreements)

                  This Collateral Assignment (this "Assignment") is dated as of June 20, 1996 by DEL RANCH, L.P., a California limited partnership ("Del Ranch"), ELMORE, L.P., a California limited partnership ("Elmore"), LEATHERS, L.P., a California limited partnership ("Leathers"), and VULCAN/BN GEOTHERMAL POWER COMPANY, a Nevada general partnership ("Vulcan", and together with Del Ranch, Elmore and Leathers, "Borrower") in favor of Chemical Trust Company of California, a California corporation, (together with its successors and assigns, the "Collateral Agent"), as collateral agent under the Intercreditor Agreement (as defined below).


                                   RECITALS

                  A. Initial Senior Secured Debt. Pursuant to that certain Trust Indenture (the "Original Indenture") dated as of July 21, 1995, between Salton Sea Funding Corporation, a Delaware corporation ("Funding Corporation"), as issuer, and Collateral Agent, as trustee, Funding Corporation has issued for its own account as principal, and as agent for the Guarantors (as defined in the Original Indenture), $232,750,000 principal amount of Senior Secured Series A Notes due 2000, $133,000,000 principal amount of Senior Secured Series B Bonds due 2005 and $109,250,000 principal amount of Senior Secured Series C Bonds due 2010 (collectively, the "Initial Senior Secured Debt").

                  B. Additional Senior Secured Debt. Pursuant to that certain Second Supplemental Trust Indenture (the "Supplemental Indenture") dated as of June 20, 1996, between Funding Corporation, as issuer, and Collateral Agent, as trustee, Funding Corporation will issue for its own account as principal, and as agent for the Guarantors $135,000,000 principal amount of Senior Secured Series D Notes due 2011 (the "Additional Senior Secured Debt", and together with the Initial Senior Secured Debt and all other securities issued under the Indenture, the "Senior Secured Debt"). The Original Indenture, as amended, modified or supplemented, including pursuant to the Supplemental Indenture is referred to herein as the "Indenture". Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Indenture.

                  C. Financing Documents. In connection with the issuance of the Senior Secured Debt, Borrower has entered or will enter into certain agreements (the "Financing Documents") with certain parties (the "Secured Parties"), which agreements include a credit agreement with Funding Corporation and a guarantee in favor of Collateral Agent serving in its capacity as Collateral Agent under the Intercreditor Agreement and as trustee under the Indenture.

                  D. Security Documents. In order to secure all its obligations under the Financing Documents, Borrower has agreed to execute certain security documents (the "Security Documents"), encumbering and granting security interests in certain of Borrower's rights and properties in favor of Collateral Agent, as agent for the Secured Parties and Funding Corporation under that certain Collateral Agency and Intercreditor Agreement dated as of July 21, 1995, as amended, by and among Funding Corporation, the Secured Parties and the Guarantors named therein (the "Intercreditor Agreement").





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                  E. Purpose. This Assignment is entered into to assign,
pledge and encumber all of Borrower's right, title and interest in and to the documents listed on Exhibit A attached hereto, in favor of the Collateral Agent, as agent for the Secured Parties and Funding Corporation in order to secure the payment and performance of the Obligations (as defined below) to the Secured Parties and Funding Corporation.

                                   AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. Borrower hereby conveys, assigns, transfers and grants to Collateral Agent, as security for all its obligations under the Financing Documents (the "Obligations") all the right, title and interest of Borrower in, to and under (including all moneys due and to become due to Borrower under), and does hereby grant and create in favor of Collateral Agent, for the equal and ratable benefit of the Secured Parties and Funding Corporation, a lien on and first priority security interest in the documents listed on Exhibit A attached hereto (as amended, supplemented or modified, individually, an "Assigned Agreement," and collectively, the "Assigned Agreements"). Notwithstanding any provision herein to the contrary, (a) there shall be no enforcement of remedies hereunder unless there shall have occurred and be continuing a Credit Agreement Event of Default under the Partnership Credit Agreement or a Guarantee Event of Default under the Partnership Guarantee, and
(b) the rights and remedies of Collateral Agent, Funding Corporation and the Secured Parties shall be subject to the provisions of the Intercreditor Agreement.

         2. This Assignment shall be subject to all the terms and conditions of the other Security Documents, and all the right, title and interest of Borrower in, to and under the Assigned Agreements shall from the date hereof constitute part of the collateral pledged, assigned or otherwise encumbered under the Security Documents (the "Collateral") for all purposes of the Security Documents.

         3. Neither this Assignment nor the receipt by Collateral Agent of any payments pursuant hereto shall cause Collateral Agent, Funding Corporation or any Secured Party to be under any obligation to Borrower for any action taken or omitted to be taken by Collateral Agent, Funding Corporation or any Secured Party under or in connection with the Assigned Agreements, this Assignment or any other Security Document.

         4. Borrower hereby irrevocably constitutes and appoints Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest) with full and irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in the name of Collateral Agent for the purpose of carrying out the terms of this Assignment or any of the Security Documents, to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements,





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continuation statements or other instruments as Collateral Agent deems necessary or advisable to impose, perfect or continue the perfection of the Lien created hereby and to take any and all action and to execute any and all instruments which may be necessary to accomplish the purposes of this Assignment; provided, however, Collateral Agent shall not exercise such rights except upon the occurrence and continuance of a Credit Agreement Event of Default under the Partnership Credit Agreement or a Guarantee Event of Default under the Partnership Guarantee.

         5. At any time and from time to time, Collateral Agent or any officer or agent thereof shall have the right to perform any act, duty or obligation required of Borrower that Collateral Agent reasonably determines to be necessary or appropriate to cure any default, action or omission of Borrower under any of the Assigned Agreements and, in connection with such cure, to protect the rights of Borrower and Collateral Agent thereunder, and may do so in Collateral Agent's name or in the name of Borrower; provided, however, nothing herein shall require Collateral Agent to cure any default, action or omission of Borrower under any such Assigned Agreement or to perform any act, duty or obligation to Borrower thereunder. In accordance with the Security Documents, neither Collateral Agent, Funding Corporation or any Secured Party, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable to Borrower or any other Person for any action taken or omitted to be taken by it or them under or in connection with any Assigned Agreement notwithstanding that any such action taken, or omission, by Collateral Agent or such other Persons shall prove to be inadequate, inappropriate or invalid, in whole or in part, except for liability resulting from Collateral Agent's gross negligence or willful misconduct.

         6. Borrower hereby agrees to execute and deliver such additional assignments and other documents as Collateral Agent reasonably may request in order to implement the purpose and intent of this Assignment and the Security Documents, including, without limitation, those documents required to perfect and protect the assignment and security interest granted hereunder and thereunder.

         7. Borrower hereby represents and warrants that, other than such security interests as have been granted by the Borrower pursuant to (a) the collateral assignments entered into by each of Del Ranch, Elmore and Leathers in favor of Morgan Guaranty Trust Company of New York, as Agent, which security interests shall have been terminated as of even date herewith, and
(b) the Security Documents, it has not heretofore assigned or otherwise disposed of or encumbered any right, title or interest of the Borrower in, to or under the Assigned Agreements or any moneys due or to become due to the Borrower under or by reason thereof, and that the Borrower has, subject to the terms and conditions of the Assigned Agreements and all applicable governmental laws, rules or other requirements, the right and power to transfer to Collateral Agent, for the benefit of the Secured Parties and Funding Corporation, absolute title to the Borrower's right, title and interest in, to and under the Assigned Agreements and in and to all the moneys due and to become due to the Borrower under the Assigned Agreements.





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         8. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA.

         9. This Assignment shall create a continuing assignment, pledge and first priority security interest in the Assigned Agreements and shall remain in full force and effect for the benefit of Collateral Agent until all Obligations to be paid or performed by Borrower have been paid and performed in full. Upon the happening of all of such events, the security interest granted hereby shall terminate. Upon such termination, Collateral Agent shall, upon the request and at the expense of Borrower, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination.

         10. This Assignment shall be binding upon and inure to the benefit of Borrower and Collateral Agent for the benefit of Funding Corporation and the Secured Parties and their respective successors and assigns.






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         IN WITNESS WHEREOF, Borrower has caused this Assignment to be duly executed and delivered as of the date first above written.


                                            DEL RANCH, L.P.,
                                            a California limited partnership

                                            By: CalEnergy Operating Company,
                                                a Delaware corporation,
                                                as General Partner



                                                  By: /s/ John G. Sylvia
                                                      __________________________

                                                  Name:   John G. Sylvia
                                                       ________________________

                                                  Title:  Senior Vice President
                                                       _______________________



                                            ELMORE, L.P.,
                                            a California limited partnership

                                            By: CalEnergy Operating Company,
                                                a Delaware corporation,
                                                as General Partner



                                                  By: /s/ John G. Sylvia
                                                      __________________________

                                                  Name:   John G. Sylvia
                                                       ________________________

                                                  Title:  Senior Vice President
                                                       _______________________







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                                            LEATHERS, L.P.,
                                            a California limited partnership

                                            By: CalEnergy Operating Company,
                                                a Delaware corporation,
                                                as General Partner



                                                  By: /s/ John G. Sylvia
                                                      __________________________

                                                  Name:   John G. Sylvia
                                                       ________________________

                                                  Title:  Senior Vice President
                                                       _______________________



                                            VULCAN/BN GEOTHERMAL POWER COMPANY,
                                            a Nevada general partnership

                                            By: Vulcan Power Company,
                                                a Nevada corporation,
                                                as General Partner



                                                  By: /s/ John G. Sylvia
                                                      __________________________

                                                  Name:   John G. Sylvia
                                                       ________________________

                                                  Title:  Senior Vice President
                                                       _______________________












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                                                                  Exhibit A
                                                                     to the
                                                      Collateral Assignment


                              ASSIGNED AGREEMENTS


         As each of the following may be amended, supplemented or otherwise modified in compliance with the provisions of the Financing Documents:

         1. Joint Funding Agreement, dated as of June 29, 1987, by and among Chevron Geothermal Company of California, Desert Power Company, Earth Energy, Inc., GEO East Mesa No. 2, Inc., GEO East Mesa No. 3, Inc., Heber Geothermal Company, Magma Power Company ("Magma"), Ormesa Geothermal, Ormesa Geothermal II, Union Oil Company of California and Vulcan/BN Geothermal Power Company ("Vulcan").

         2. Amended and Restated Administrative Services Agreement, dated as of June 17, 1996, by and between CalEnergy Operating Company ("CEOC") and Del Ranch, L.P. ("Del Ranch").

         3. Technology Transfer Agreement, dated as of March 14, 1988, by and between Magma and Del Ranch.

         4. Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, by and between CEOC and Del Ranch.

         5. Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated as of March 14, 1988, as amended as of June 17, 1996, by and between Magma and Del Ranch.

         6. Ground Lease, dated as of March 14, 1988, as amended as of June 17, 1996, by and between Magma and Del Ranch.

         7. Amended and Restated Administrative Services Agreement, dated as of June 17, 1996, by and between CEOC and Elmore, L.P. ("Elmore").

         8. Technology Transfer Agreement, dated as of March 14, 1988, by and between Magma and Elmore.

         9. Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, by and between CEOC and Elmore.





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         10. Easement Grant Deed and Agreement Regarding Rights for Geothermal
         Development, dated as of March 14, 1988, as amended as of June 17, 1996, by and between Magma and Elmore.

         11. Ground Lease, dated as of March 14, 1988, as amended as of June 17, 1996, by and between Magma and Elmore.

         12. Amended and Restated Administrative Services Agreement, dated as of June 17, 1996, by and between CEOC and Leathers, L.P.
         ("Leathers".)

         13. Technology Transfer Agreement, dated as of August 15, 1988, by and between Magma and Leathers.

         14. Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, by and between CEOC and Leathers.

         15. Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated as of August 15, 1988, as amended as of June 17, 1996, by and between Magma and Leathers.

         16. Ground Lease, dated as of October 26, 1988, as amended as of June 17, 1996, by and between Magma and Leathers.

         17. Amended and Restated Construction, Operating and Accounting Agreement, dated as of June 17, 1996, by and between Vulcan and Vulcan Power Company ("VPC").

         18. Easement Grant Deed and Agreement Regarding Rights for Geothermal Development, dated as of January 19, 1988, as amended as of June 17, 1996, by and between Magma and VPC.

         19. Administrative Services Agreement, dated as of June 17, 1996, by and between CEOC and Vulcan.

         20. Amended and Restated Limited Partnership Agreement of Del Ranch, L.P., dated as of March 14, 1988, among CEOC, Magma and Conejo Energy Company, a California corporation, as the same may be amended from time to time.

         21. Amended and Restated Limited Partnership Agreement of Elmore, L.P., dated as of March 14, 1988, among CEOC, Magma and Niguel Energy Company, a California corporation, as the same may be amended from time to time.





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         22. Limited Partnership Agreement of Leathers, L.P., dated as of
         August 15, 1988, among CEOC, Magma and San Felipe Energy Company, a California corporation, as the same may be amended from time to time.

         23. Partnership Agreement of Vulcan/BN Geothermal Power Company, dated as of August 30, 1985, among VPC and BN Geothermal Inc., a Delaware corporation, as the same may be amended from time to time.

         24. Any additional documents now existing or hereafter entered into by Del Ranch, Elmore, Leathers or Vulcan relating to the maintenance or operation of their respective geothermal power plants located in Imperial Valley, California.